SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT



                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) - February 3, 1998



                     FOREST OIL CORPORATION
     (Exact name of registrant as specified in its charter)



   New York                  0-4597                 25-0484900
(State or other juris-    (Commission             (IRS Employer
diction of incorporation) file number)         Identification No.)


     2200 Colorado State Bank Building, 1600 Broadway, Denver, CO  80202
               (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code: (303) 812-1400



Item 2.  Acquisition or Disposition of Assets

       On February 3, 1998, Forest Oil Corporation (the "Company") completed the acquisition of 13 oil and natural gas properties located onshore Louisiana. Total consideration of approximately $231 million included $216.7 million cash and one million shares of the Company's common stock. The properties were acquired from LLOG Exploration Company ("LLOG") and its related entities. The Company financed the acquisition with the net proceeds from the sale of $75 million of the Company's 8 3/4% Senior Subordinated Notes due 2007, 1998 Series and borrowings under the Company's Credit Facility, the agent of which is The Chase Manhattan Bank.

Item 7.  Financial Statements and Exhibits

          (a) & (b)

            Financial statements required to be filed as exhibits to this Form 8-K will be filed with a Form 8-K/A on or before March 31, 1998.

       (c)  Exhibits

           ( 2.1)   Purchase and Sale Agreement between LLOG
       Exploration Company and Forest Oil Corporation dated
       January 7, 1998.

           (99.1)    Forest Oil Corporation press release
       announcing the closing of the previously announced purchase of 13 oil and natural gas properties located onshore Louisiana.


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREST OIL CORPORATION
                                        (Registrant)



Dated:  February 11, 1998          By: /s/ Daniel L. McNamara
                                      Daniel L. McNamara
                                      Secretary